Exhibit 10.1
PLEXUS CORP.
LONG-TERM CASH AGREEMENT

TO:

DATE:
     Plexus Corp. (the “Corporation”) hereby grants you (the “Grantee”) a long-term cash award (“Award”), effective as of                                                           ,                     , subject to the following terms and conditions.
1. AWARD AMOUNT
     The Award that is potentially payable to Grantee under this Agreement is $                                        .
2. VESTING CONDITION
     [One of the following alternatives shall be designated.]:
      ☐ Alternative 1: This Award shall become 100% vested if Grantee remains continuously employed by the Corporation or one of its subsidiaries through                                         ,                     .
      ☐ Alternative 2: This Award shall become vested in accordance with the following vesting schedule:

     Notwithstanding the foregoing, the Award shall become 100% vested upon a change in control of the Corporation, as determined by the Corporation’s Board of Directors. If Grantee’s employment with the Corporation or one of its subsidiaries terminates for any reason prior to the date on which the Award becomes vested, then all rights to the Award will be forfeited.
3. PAYMENT OF AWARD AMOUNT
     The Corporation shall determine whether the Award has become vested, in whole or in part, and determine the amount payable to Grantee. The Corporation shall pay Grantee within thirty (30) days of its determination.
4. TAX WITHHOLDING
     The Corporation shall have the power and right to deduct or withhold an amount sufficient to satisfy Federal, state and local taxes required by law to be withheld with respect to the payment.

5. NO EMPLOYMENT AGREEMENT INTENDED
     The granting of this Award shall not be construed to create a contract of employment between Grantee and the Corporation or its subsidiaries; nor does it give Grantee the right to continue in the employment of the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided in this Agreement.
6. WISCONSIN CONTRACT
     This Agreement reflects an Award made in Wisconsin and shall be construed under the laws of that state without regard to the conflict of laws provision of any jurisdiction.
     You must accept this grant online by logging on to www.etrade.com/stockplans. By accepting this grant online you acknowledge and accept this grant and the terms and conditions. You also acknowledge receipt of this Long-Term Cash Agreement. If this grant is not accepted online within 30 days from the grant date of this Agreement, this Award will be deemed refused and may be withdrawn.

PLEXUS CORP.

By:
Secretary